Exhibit 11

                    RALLY'S HAMBURGERS, INC. AND SUBSIDIARIES
                       CALCULATIONS OF EARNINGS PER SHARE
                                   (Unaudited)

                    (In thousands, except per share amounts)


                                                       QUARTERS ENDED                                NINE MONTHS ENDED
                                         ----------------------------------------------------------------------------------------
                                            OCTOBER 1,            SEPTEMBER 29,            OCTOBER 1,             SEPTEMBER 29,
                                               1995                    1996                   1995                    1996
                                         -------------------   -------------------       ---------------      -------------------
Net income (loss)                        $       (17,316)      $          414            $    (22,069)        $         1,363
                                         =================     ===================       ===============      ===================


Average shares of common stock and common stock equivalents outstanding:



   Average common shares outstanding              15,631               15,896                  15,611                  15,748
   Common stock equivalents - dilutive
     options                                        -                       -                    -                         85
                                         ------------------    -------------------     ----------------     ----------------------


Average shares of common stock and common stock equivalents outstanding

                                                  15,631               15,896                  15,611                  15,833
                                         ==================    =====================     ================     ====================

Earnings (loss) per share:
   Earnings (loss) before extraordinary
     item                                $      (1.11)         $         0.01            $     (1.41)         $        (0.22)
   Extraordinary item                            -                       0.02                   -                       0.31
                                         ==================    =====================     ================     =====================
Earnings (loss) per share                $      (1.11)         $         0.03            $     (1.41)         $         0.09
                                         ==================    =====================     ================     =====================

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